Exhibit 10.17

                              EMPLOYMENT AND CHANGE
                              OF CONTROL AGREEMENT

      THIS EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT (this "Agreement") is made and entered into this 1st day of July, 2004 by and among FNB Financial Services Corporation, a North Carolina corporation ("FNB"), FNB Southeast, a North Carolina commercial bank ("Bank"), and Pressley A. Ridgill ("Executive").

                                   BACKGROUND

      WHEREAS, Executive is the Executive Vice President and Chief Operating Officer of FNB and pursuant hereto is employed as the President of the Bank, the banking subsidiary of FNB; and

      WHEREAS, the expertise and experience of Executive, his knowledge of the affairs of FNB, the Bank and the Bank's subsidiaries, and his relationships and reputation in the financial institutions industry are extremely valuable to FNB and the Bank; and

      WHEREAS, it is in the best interests of FNB, the Bank and FNB's shareholders to maintain an experienced and sound executive management team to manage FNB and the Bank and to further FNB's overall strategies to protect and enhance the value of its shareholders' investments; and

      WHEREAS, FNB, the Bank and Executive desire to enter into this Agreement to establish the scope, terms and conditions of Executive's employment by FNB and the Bank.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Effective Date. The effective time and date of this Agreement shall be deemed to be 12:00:01 o'clock, a.m., on the date of its making set forth above (the "Effective Date").

      2. Definitions. The following defined terms are defined in the referenced Sections of this Agreement.

         Term                                       Section
         ----                                       -------
         Accrued Obligations                        Section 8(a)(i)(A)
         Base Salary                                Section 6(a)
         Bank Board                                 Section 6(a)
         Benefit Plans                              Section 6(c)
         Business                                   Section 12(a)
         Cause                                      Section 7(b)
         Change of Control                          Section 9(b)
         Change of Control Termination              Section 9(a)
         Change of Control Termination Date         Section 9(a)
         Code                                       Section 8(c)
         Continuing Period                          Section 9(c)(ii)
         Commissioner                               Section 14(d)
         Date of Termination                        Section 7(d)
         Disability                                 Section 7(a)
         Disability Effective Date                  Section 7(a)
         Effective Date                             Section 1
         Employment Period                          Section 4
         FDIC                                       Section 15(d)
         FNB Board                                  Section 6(a)
         FNB Group                                  Section 12(a)
         Group                                      Section 9(b)
         Incumbent Directors                        Section 9(b)
         ISOs                                       Section 8(c)


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

         1934 Act                                   Section 9(b)
         Notice of Termination                      Section 7(c)
         Other Benefits                             Section 8(a)(v)
         Options                                    Section 8(b)
         Person                                     Section 9(b)
         Remaining Employment Period                Section 8(a)(i)(B)
         Restricted Period                          Section 8(a)(iv)
         Welfare Benefit Plans                      Section 6(d)

      3. Employment. Executive is employed as the Executive Vice President and Chief Operating Officer of FNB and pursuant hereto is employed as the President and Chief Operating Officer of the Bank. In addition, Executive shall be the President and Chief Executive Officer of the subsidiaries of the Bank and the subsidiaries of FNB other than the Bank. Executive's responsibilities, duties, prerogatives and authority in such executive offices, and the clerical, administrative and other support staff and office facilities provided to him, shall be those customary for persons holding such executive offices of publicly held corporations generally and of holding companies and institutions that are a part of the financial institution industry specifically. In his executive capacities Executive shall report to the Board of Directors of FNB or the Bank, as applicable.

      4. Employment Period. Unless earlier terminated in accordance with Sections 7 or 9 hereof, Executive's employment shall be for a thirty (30) month term beginning as of the Effective Date and ending as of December 31, 2006 (the "Employment Period").

      5. Extent of Service. During the Employment Period, and excluding any periods of vacation, sick or other leave to which Executive is entitled under this Agreement, Executive agrees to devote reasonable attention and time to the business and affairs of FNB and the Bank commensurate with his offices, and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently his responsibilities and duties under this Agreement.

      6. Compensation and Benefits.

            (a) Base Salary. During the Employment Period, FNB and/or the Bank will pay to Executive a base salary at the rate of at least $225,000 per year ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank's payroll practices from time to time. The Compensation Committee of FNB's Board of Directors ("FNB Board") shall review Executive's total compensation annually and in its sole discretion may adjust Executive's Base Salary from year to year, but during the Employment Period neither the Compensation Committee, the FNB Board nor the Board of Directors of the Bank (the "Bank Board") may decrease Executive's Base Salary below $225,000, and periodic increases, once granted, shall not be subject to revocation. The annual review of Executive's total compensation by the Compensation Committee will consider, among other things, changes in the cost of living, Executive's own performance and FNB's consolidated performance.

            (b) Incentive Plans. During the Employment Period, Executive shall be entitled (i) to participate in all of executive management incentive plans of FNB and/or the Bank, and any successor or substitute plans; (ii) to participate in long-term incentive plans of FNB and/or the Bank, and any successor or substitute plans; and (iii) to participate in all stock option, stock grant and similar plans of FNB, and any successor or substitute plans, in each of the foregoing cases in at least as favorable a manner as any participant, other than the President and Chief Executive Officer of FNB, who is a member of the senior executive management of FNB and/or the Bank.

            (c) Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all savings, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to senior executive employees of FNB and/or the Bank (the "Benefit Plans"), and on at least as favorable a basis as any other participant, other than the President and Chief Executive Officer of FNB, who is a member of the senior executive management of FNB and/or the Bank.

            (d) Welfare Benefit Plans. During the Employment Period, Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by FNB and/or the Bank (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to senior executive employees ("Welfare Benefit Plans").


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

            (e) Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of FNB and the Bank to the extent applicable generally to other senior executive employees of FNB and/or the Bank.

            (f) Fringe and Similar Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of FNB and the Bank in effect for their senior executive employees. In addition, he shall be entitled to an annual automobile allowance payment of $12,000. FNB and the Bank shall pay the operating expenses of such automobile.

            (g) Vacation, Sick and Other Leave. During the Employment Period, Executive shall be entitled annually to a minimum of twenty (20) business days of paid vacation and shall be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of FNB and the Bank. In addition, Executive shall receive up to five (5) business days of paid leave to attend continuing education programs in order to maintain his status as a certified public accountant.

            (h) Allocation. FNB and the Bank may allocate between them for accounting and taxation purposes the payment of compensation to Executive under this Agreement on the basis of such factors as they deem relevant and appropriate; provided, however, that FNB and the Bank shall be jointly and severally liable and obligated to fulfill all obligations to Executive under this Agreement.

      7. Termination of Employment (Other Than In Connection With A Change Of Control).

            (a) Death or Disability. Executive's employment with FNB and the Bank shall terminate automatically upon Executive's death during the Employment Period. If the FNB Board and the Bank Board determine in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), they may give to Executive written notice in accordance with Section 7(d) and 15(g) of this Agreement of their intention to terminate Executive's employment. In such event, Executive's employment with FNB and the Bank shall terminate effective on the 60th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of Executive from Executive's duties with FNB and the Bank on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the FNB Board and the Bank Board, or the insurers of FNB and the Bank, and acceptable to Executive or Executive's legal representative, which acceptance shall not be unreasonably withheld, subject to (i) FNB's and the Bank's obligations, and Executive's rights, under (A) the Americans with Disabilities Act, 42 U.S.C. ss.ss. 1210 et seq., and (B) the Family and Medical Leave Act, 29 U.S.C. ss.ss. 2601 et seq. (and the regulations promulgated under the foregoing Acts), and
(ii) the exclusion from such 90 business day calculation of any business days constituting vacation days under Section 6(g) and any business days which an employee is permitted to be absent under the disability, sick or other leave policies of FNB and the Bank.

            (b) Cause. FNB and the Bank may terminate Executive's employment with FNB and the Bank for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the willful and continued failure of Executive to perform substantially Executive's duties with FNB and the Bank, other than any such failure resulting from Disability, after a written demand for substantial performance is jointly delivered to Executive by the FNB Board and the Bank Board which specifically identifies the manner in which the FNB Board and the Bank Board believe that Executive has not substantially performed Executive's duties;

                  (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to FNB and the Bank;

                  (iii) continued  insubordination with respect to directives of the FNB Board and/or the Bank Board after receipt of a written warning from the applicable Board(s) of Directors with respect thereto; or

                  (iv) a willful act by Executive which constitutes a material breach of his fiduciary duty to FNB and/or the Bank which is intended by Executive to injure the reputation or business of FNB and/or the Bank.


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

For purposes of this provision, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of FNB and the Bank. Any act, or failure to act, based upon authority given pursuant to resolutions duly adopted by the FNB Board or the Bank Board or based upon the advice of counsel for FNB or the Bank shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of FNB and the Bank and to not constitute insubordination.

            (c) Notice of Termination. Any termination by FNB and the Bank for Disability or Cause shall be communicated by Notice of Termination to the other party thereto given in accordance with Section 15(g) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice except as otherwise provided in Section 7(a)). The failure by FNB and the Bank to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability or Cause shall not waive any right of Executive or FNB and the Bank hereunder or preclude Executive or FNB and the Bank from asserting such fact or circumstance in enforcing Executive's or FNB's and the Bank's rights hereunder.

            (d) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by FNB and the Bank for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by FNB and the Bank other than for Cause or Disability or other than by reason of death, the date of receipt of the Notice of Termination, and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

      8. Obligations of FNB and the Bank Upon Termination (Other Than In Connection With A Change Of Control).

            (a) Other Than For Cause, Death or Disability. If during the Employment Period, FNB and the Bank shall terminate Executive's employment other than for Cause, death or Disability, (and, in cases of Cause or Disability, other than in connection with a Change of Control), then in consideration of Executive's services rendered prior to such termination;

                  (i) FNB and the Bank shall pay to Executive a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                        A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any accrued vacation and sick leave pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
                              (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

                        B. the amount equal to the product of (1) the number of days remaining in the Employment Period from and after the Date of Termination (the "Remaining Employment Period"), and (2) Executive's Base Salary divided by 365.

                  (ii) for the Remaining Employment Period, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, FNB and the Bank shall continue to provide benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans described in Section 6(d) of this Agreement if Executive's employment had not been terminated; provided, however, that if Executive becomes re-employed with another employer and is eligible to receive substantially the same benefits under the other employer's plans as Executive would receive under the Welfare Benefit Plans under this item (ii), the benefits under the Welfare Benefit Plans shall be secondary to those provided under such other employer's plans during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive


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

shall  be  considered  to  have  remained  employed   throughout  the  Remaining
Employment Period and to have retired on the last day of such period; and

                  (iii) to the extent not theretofore paid or provided,  FNB and the Bank shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided herein or which Executive is eligible to receive under any Welfare Benefit Plan or any other plan, program, policy or practice or contract or agreement of FNB or the Bank (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

                  (iv) provided, however, that notwithstanding any provision of this Agreement to the contrary, Executive shall forfeit his right to receive, or, to the extent such amounts have previously been paid to Executive, shall repay in full to FNB and the Bank, with interest at 8% per annum within 30 days of a final determination of Executive's liability therefor as set forth below, the sum of the amounts described in Section 8(a)(i)(A) and (B) of this Agreement if any time during the Employment Period or the Remaining Employment Period (the "Restricted Period") Executive violates the restrictive covenants set forth in Section 12 of this Agreement. Any determination of whether Executive has violated such covenants shall be made by arbitration in Greensboro, North Carolina under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

            (b) Death. If Executive's employment is terminated by reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, except that; (i) Accrued Obligations shall timely be paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below;
(iii) all stock options ("Options") previously granted to Executive that vested at or prior to the Date of Termination shall remain exercisable for the longer of twelve (12) months and the exercise period in effect immediately prior to the Date of Termination; (iv) all Options previously granted to Executive and scheduled to vest in the year of death shall immediately vest and be exercisable for the exercise period set forth in the applicable grants; and (v) Executive's rights to all benefits under all Benefit Plans that are "non-qualified" plans shall be 100% vested, regardless of Executive's age or years of service, at the time of Executive's death. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, all benefits under FNB's and the Bank's plans, programs, practices and policies relating to death benefits, if any, as are applicable generally to senior executive employees of FNB and/or the Bank and their beneficiaries, and on the same basis as such senior executive employees and their beneficiaries. Without limiting the foregoing, for one (1) year after Executive's death, FNB and the Bank shall pay any premium required for any "qualified beneficiary" to continue his or her health care coverage in accordance with Title1, Part 6 of the Employee Retirement Security Act of 1974, as amended.

            (c) Disability. If Executive's employment is terminated by reason of Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that: (i) Accrued Obligations shall be timely paid as provided below; (ii) Other Benefits shall be timely paid or provided as described below; (iii) all Options that are "incentive stock options" ("ISOs"), as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that vested at or prior to the Date of Termination shall remain exercisable for the lesser of twelve (12) months and the period of exercise in effect immediately prior to the Date of Termination; (iv) all Options previously granted and scheduled to vest in the year in which the Date of Termination occurs shall immediately vest and be exercisable (A) in the case of ISOs, for twelve (12) months from the Date of Termination, and (B) in the case of Options that are not ISOs, for the exercise period set forth in the applicable grant; and (v) all other Options that vested at or prior to the Date of Termination shall remain exercisable for the period of exercise in effect immediately prior to the Date of Termination. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, all disability and other benefits under all Welfare Benefit Plans and all other plans, programs, practices, and policies of FNB and the Bank relating to disability, if any, as are applicable generally to senior executive employees of FNB and/or the Bank and their families, and on the same basis as such senior executive employees and their families.


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

            (d) Cause. If Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) the Accrued Obligations shall be paid in a lump sum in cash within 30 days of the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, in each case to the extent theretofore unpaid; provided, however, that Executive's right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to his rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. ss.ss. 1161 et seq.

      9. Termination In Connection With a Change of Control.

            (a) Change of  Control  Termination.  In the event  that  during the
Employment Period, FNB and the Bank terminate Executive's employment, other than for Cause of Disability, require Executive to perform its duties and responsibilities from a location other than FNB's executive offices in Greensboro, North Carolina or reduce his duties, responsibilities, prerogatives and authority as set forth in Section 3, in any such case at the time of or within one (1) year after a Change of Control (each a "Change of Control Termination"), Executive shall be entitled to receive the payments and benefits specified in this Section 9. The date on which FNB and the Bank or Executive receives notice in accordance with Section 15(g) of a Change of Control Termination shall be deemed the "Change of Control Termination Date."

            (b) Definition of Change of Control. A "Change of Control" shall be deemed to have occurred upon (i) any "Person" or "Group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), but not including FNB, the Bank, any subsidiary of either FNB or the Bank, or any "employee benefit plan" (as defined in or pursuant to the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 1002(3), and as used herein "Person" or "Group") becoming the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) or otherwise acquiring control, directly or indirectly, of securities of FNB representing twenty-five percent (25%) or more of the voting power of FNB's then outstanding securities; (ii) the acquisition by any Person or Group in any manner of the ability to elect, or to control the election, of a majority of the directors of FNB or the Bank; (iii) the merger of FNB or the Bank into another entity, the merger of any entity into FNB or the Bank or the acquisition of assets by FNB or the Bank, in any such case with the result that the beneficial owners of FNB's outstanding securities immediately prior to such transaction do not beneficially own more that sixty percent (60%) of FNB's outstanding securities after the consummation of such transaction; (iv) the sale or other transfer of more than fifty percent (50%) of the assets of FNB or the Bank to any entity not controlled by FNB; (v) the consummation of any transaction by FNB or the Bank that results (A) in the majority of either the FNB Board or the Bank Board after the consummation of such transaction not being composed of Incumbent Directors or (B) the beneficial owners of FNB's outstanding securities immediately prior to the consummation of such a transaction not beneficially owning more than sixty percent (60%) of FNB's outstanding securities after such transaction; or (vi) the occurrence of any other event or circumstance which is not described in the foregoing provisions of this Section 9(b) but which the FNB Board determines affects control of FNB and/or the Bank and constitutes a Change of Control for purposes of this Agreement. The term "Incumbent Director" shall mean any director who as of the Effective Date was a member of the FNB Board or the Bank Board, or any individual becoming a member of the FNB Board or the Bank Board subsequent to the Effective Date whose election by FNB's shareholders or by the shareholder of the Bank, as applicable, was recommended by at least two-thirds (2/3) of the then Incumbent Directors on the FNB Board or the Bank Board, as applicable. Notwithstanding the foregoing, a Change of Control shall not include any transaction to which Executive consents in a writing specifically noting this provision of this Agreement.

            (c) Change Of Control Payments and Benefits. Upon a Change of Control Termination:

                  (i) FNB and the Bank shall pay to Executive in a lump sum in cash within 30 days after the date of the Change In Control Termination Date the aggregate of the following amounts:

                        (A)   the sum of the Accrued Obligations;

                        (B) an amount equal to 2.99 times the total of Executive's Base Salary;

                        (C) the product of (x) Executive's aggregate cash bonus for the last completed fiscal year, whether paid under Section 6 above and/or otherwise paid to Executive, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and

      (ii) for the number of days remaining in the Employment Period from and after the Change of Control Termination Date (the "Continuing Period"), or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, FNB and the Bank shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans described in Section 6(d) of this Agreement if Executive's employment had not been terminated; provided, however, that if Executive becomes reemployed with another employer and is eligible to receive substantially the same benefits under the other employer's plans as Executive would receive under the Welfare Benefit Plans under this item
      (ii), the benefits under the Welfare Benefit Plans shall be secondary to those provided under such other plans during such applicable period of eligibility. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive shall be considered to have remained employed through the Continuing Period and to have retired on the last day of such period; and

                  (iii) all Options  previously  granted to  Executive  that are unvested as of the Change of Control Termination Date shall be deemed vested, fully exercisable and non-forfeitable as of the Change of Control Termination Date (provided, however, that Options granted less than six (6) months before the Change of Control Termination Date shall not be exercisable until the first day subsequent to the six (6) months following their dates of grant) and all previously granted Options that are vested, but unexercised, on the Change of Control Termination Date shall remain exercisable, in each case for the period during which they would have been exercisable absent the termination of Executive's employment; and

                  (iv) Executive's benefits under all Benefit Plans that are non-qualified plans shall be 100% vested, regardless of Executive's age or years of service, as of the Change of Control Termination Date; and

                  (v) Notwithstanding the foregoing provisions of this Section 9, Executive may waive and release any amount, distribution, acceleration of vesting or other right described in this Section 9, in whole or part, such that the aggregate of all payments, distributions and benefits received by him shall not constitute an "excess parachute payment" within the meaning of Section 280G of the Code subject to the excise tax imposed by Section 4999 of the Code.

      10. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy, or practice provided by FNB or the Bank and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with FNB or the Bank. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with FNB or the Bank at or subsequent to a Date of Termination or Change of Control Termination Date shall be payable in accordance with such plan, policy, practice or program or such contract or agreement except as explicitly modified by this Agreement.

      11. Full Settlement. FNB's and the Bank's obligation to make the payments provided for in this Agreement and otherwise to perform their obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which FNB or the Bank may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement; provided; however, that Executive's right to receive benefits under Welfare Benefit Plans to the extent that Executive obtains other employment shall be limited as provided in Sections 8(a)(ii). FNB and the Bank agree to recognize as an indebtedness to Executive and shall pay as incurred all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by FNB and the Bank, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the "applicable federal rate" provided for in Section 7872(f)(2)(A) of the Code.

      12. Covenants.

            (a) Covenant Not to Compete. During the Restricted Period, Executive shall not, within the geographic areas composed of the circles surrounding the Bank's existing banking offices, with each circle having the applicable banking office as its center point and a radius of twenty-five (25) miles (the "Territory"), directly or indirectly, in any capacity, render his services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which FNB, the Bank or any of the Bank's subsidiaries (the "FNB Group") is engaged as of the date of this Agreement, which business activities include the provision of banking services (collectively, the "Business"); provided, however, that Executive's ownership of less than five percent (5%) of the outstanding securities of any entity engaged in the Business that has a class of securities listed on a securities exchange or qualified for quotation on any over-the-counter market shall not be a violation of the foregoing.

            (b) Covenant Not to Solicit Customers. During the Restricted Period, within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other person or entity (other than FNB or the Bank), offer to provide banking services to any person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the FNB Group during any part of the twelve (12) month period immediately prior to the Date of Termination, or (ii) a potential customer to whom any member of the FNB Group offered to provide banking services during any part of the twelve
(12) month period immediately prior to the Date of Termination.

            (c) Covenant Not to Solicit Employees. During the Restricted Period,
within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other person or entity, solicit, recruit or entice, directly or indirectly, any employee of any member of the FNB Group to leave the employment of such member to work with Executive or with any person, partnership, corporation, limited liability company or other entity with whom Executive is or becomes affiliated or associated.

            (d) Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 12 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.

            (e) Enforceability. Executive agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 12, and that in addition to all other rights and remedies available to FNB and the Bank, they shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach.

            (f) Separate Covenants and Severability. The covenants and agreements contained in this Section 12 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

            (g) Inapplicability. The provisions of this Section 12 shall not be operative upon, or be in any way enforceable against Executive at or after, a Change of Control Termination or a termination of Executive's employment by FNB and the Bank other than for Cause, death or Disability (i.e., a termination without Cause).

      13. Assignment and Successors.

            (a) Executive. This Agreement is personal to Executive and without the prior written consent of FNB and the Bank shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

            (b) FNB and the Bank. This Agreement shall inure to the benefit of and be binding upon FNB and the Bank and their respective successors and assigns. Each of FNB and the Bank will require any successor to it (whether direct or indirect, by stock or asset purchase, merger, consolidation or otherwise) to all or substantially all of its business or more than fifty percent (50%) of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place. As used in this Agreement, "FNB" and the "Bank" shall mean FNB and the Bank as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by Operation of law, or otherwise.

      14. Regulatory Intervention. Not withstanding anything in this Agreement to the contrary, the obligations of FNB and the Bank under this Agreement are subject to the following terms and conditions:

            (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of FNB's or the Bank's affairs by a notice served under Section 8(e)(3) or (1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(e)(3) and (g)(1)), FNB's or the Bank's obligations hereunder, as applicable, shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, all of FNB's and the Bank's obligations which were suspended shall be reinstated.

            (b) If Executive is removed and/or permanently prohibited from participating in the conduct of FNB's or the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818 (e)(4) and (g)(1)), all obligations of FNB and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

            (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1813 (X)(1)), all obligations of the Bank under this Agreement shall terminate as of the date of default, but any vested rights of Executive shall not be affected.

            (d) All obligations of the Bank under this Agreement shall be terminated except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, if so ordered by the North Carolina Commissioner of Banks (the "Commissioner") at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 (c) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1823(c)), or if so ordered by the Commissioner at the time the FDIC approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. Any rights of Executive that shall have vested under this Agreement shall not be affected by such action.

            (e) With regard to the provisions of this Section 14(a) through (d):

                  (i) FNB and the Bank agree to use their best efforts to oppose any such notice of charges as to which there are reasonable defenses;

                  (ii) In the event the notice of charges is dismissed or otherwise resolved in manner that will permit FNB and/or the Bank to resume its or their obligations to pay compensation hereunder, FNB and/or the Bank will promptly make such payment hereunder; and

      (iii) During any period of suspension under Section 14(a), the vested rights of Executive shall not be affected except to the extent precluded by such notice.

            (f) The Bank's obligations to provide compensation or other benefits to Executive under this Agreement shall be terminated or limited to the extent required by the provisions of any final regulation or order of the FDIC promulgated under Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1828(k)) limiting or prohibiting any "golden parachute payment" as defined therein, but only to the extent that the compensation or payments to be provided by the Bank under this Agreement are so prohibited or limited.

            (g) It is intended by FNB, the Bank and Executive that if only one of FNB and the Bank is prohibited from fulfilling its obligations under this Agreement in any of the circumstances described in the above provisions of this Section 14 (whether for a period or permanently), the other shall remain obligated to fulfill all obligations of FNB and the Bank under this Agreement.

      15. Miscellaneous.

            (a) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(a)(ii), no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

            (b) Waiver. Failure of either part to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

            (c) Severability. If any provision or covenant, of any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

            (d) Other Agents. Nothing in this Agreement is to be interpreted as limiting FNB or the Bank from employing other personnel on such terms and conditions as may be satisfactory to it.

            (e) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement among FNB, the Bank and Executive, with respect to the subject matter hereof and supercedes and invalidates any previous employment and severance agreements or contracts with Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force of effect.

            (f) Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

            (g) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven (7) days after mailing if mailed, first class, certified mail, postage prepaid:

            To FNB and the Bank:

            FNB Financial Services Corporation
            501 Highwoods Boulevard, Suite 400
            Greensboro, North Carolina 27410
            Attention:  Chairman of the Board

            To Executive:

            Pressley A. Ridgill
            5 Macklin Court
            Greensboro, North Carolina 27410

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

            (h) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by all parties hereto, which makes specific reference to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment and Change of Control Agreement as of the date first above written.

                                     FNB FINANCIAL SERVICES CORPORATION


                                     By:  /s/ BARRY Z. DODSON
                                     -------------------------------------------
                                          Barry Z. Dodson, Chairman of the Board
                                              of Directors


                                     FNB SOUTHEAST


                                     By:  /s/ BARRY Z. DODSON
                                     -------------------------------------------
                                          Barry Z. Dodson, Chairman of the Board
                                              of Directors


                                    EXECUTIVE:


                                    /s/ PRESSLEY A. RIDGILL
                                     -------------------------------------------
                                    Pressley A. Ridgill